UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2016

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Note Purchase Agreement

On October 31, 2016, Intrepid Potash, Inc. (“Intrepid”) entered into an Amended and Restated Note Purchase Agreement (the “A&R NPA”) with each of the purchasers named therein (the “Noteholders”).  The A&R NPA amends and restates the Note Purchase Agreement, dated as of August 28, 2012, and amended as of January 15, 2016, and September 30, 2016 (the “NPA”), by and among Intrepid and the Noteholders.

In connection with the A&R NPA, Intrepid and several of its subsidiaries granted to U.S. Bank National Association, as collateral agent for the Noteholders, a first lien on substantially all of their property, plant, and equipment and a second lien on substantially all of their current assets.

The A&R NPA provides for the following changes to the NPA, among others:

•                  The Noteholders permanently waived any requirement for Intrepid to comply with the financial covenants under the NPA relating to the leverage ratio and fixed charge coverage ratio for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016 (and agreed that any noncompliance with these covenants for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, will not constitute a default or event of default under the NPA).

•                  The A&R NPA includes a minimum adjusted EBITDA covenant, which adjusts over time and is measured quarterly through March 2018, ranging from negative $20 million in September 2016 to negative $7.5 million in March 2018.  Adjusted EBITDA is a non-GAAP measure that is calculated as adjusted earnings before interest, income taxes, depreciation, amortization, and certain other expenses, as defined under the A&R NPA.

•                  The A&R NPA also includes requirements relating to a leverage ratio and a fixed charge coverage ratio to be tested on a quarterly basis commencing with the quarter ending June 30, 2018, with respect to the leverage ratio, and December 31, 2018, with respect to the fixed charge coverage ratio. The maximum leverage ratio will be 11.5 to 1.0 for the quarter ending June 30, 2018, and decreases to 3.5 to 1.0 for the quarter ending March 31, 2020, and each quarter thereafter. The minimum fixed charge coverage ratio will be 0.25 to 1.0 for the quarter ending December 31, 2018, and increases to 1.3 to 1.0 for the quarter ending March 31, 2020, and each quarter thereafter.

•                  The interest rates for the notes increased by 4.5% above the previous rates set forth in the NPA such that the Series A Senior Notes now bear interest at 7.78%, the Series B Senior Notes now bear interest at 8.63%, and the Series C Senior Notes now bear interest at 8.78%. These interest rates are based on a pricing grid set forth in the A&R NPA and will be adjusted quarterly based upon Intrepid’s financial performance and certain financial covenant levels.  In addition, additional interest of 2%, which may be paid in kind, will begin to accrue on April 1, 2018, unless Intrepid satisfies certain financial covenant tests.

•                  Intrepid is required to make certain offers to prepay the Noteholders with the proceeds of dispositions of certain specified property and with the proceeds of certain equity issuances, as set forth in the A&R NPA.

•                  On or prior to November 30, 2016, Intrepid is required to engage a nationally recognized investment bank for the purpose of assessing and evaluating, and if determined appropriate by Intrepid in its business judgment pursuing, potential strategic alternative transactions.

In addition, the A&R NPA contains other customary affirmative and negative covenants and events of default that limit Intrepid’s ability to incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, engage in transactions with affiliates, and make certain acquisitions, as well as various representations and warranties related to collateral matters.

Except as amended by the A&R NPA, the terms of the NPA remain unchanged.  The description set forth above is qualified in its entirety by the A&R NPA, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Credit Agreement

On October 31, 2016, Intrepid entered into a Credit Agreement (the “Credit Agreement”) with Bank of Montreal (“BMO”).  The Credit Agreement provides Intrepid with available borrowings under an asset-based revolving credit facility of up to $35 million in aggregate principal amount, subject to monthly borrowing base limits.  Any borrowings on the credit facility bear interest at 1.75% to 2.25% above LIBOR (London Interbank Offered Rate), based on average availability under the credit facility.  The Credit Agreement expires on October 31, 2018.

In connection with the execution of the Credit Agreement, Intrepid and several of its subsidiaries granted to BMO a first lien on substantially all of their current assets and a second lien on substantially all of their property, plant, and equipment.

The Credit Agreement contains various customary affirmative and negative covenants and events of default that limit Intrepid’s ability to incur indebtedness, make restricted payments, repay existing indebtedness, grant liens, consolidate or merge, dispose of certain assets, engage in transactions with affiliates, and make certain acquisitions.

The description set forth above is qualified in its entirety by the Credit Agreement, a copy of which is filed as Exhibit 10.2 to this report and incorporated by reference into this Item 1.01.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 7.01.             Regulation FD Disclosure.

On October 31, 2016, Intrepid issued a press release relating to the A&R NPA and the Credit Agreement.  A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01.                             Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
10.1	Amended and Restated Note Purchase Agreement, dated as of October 31, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein

10.2	Credit Agreement, dated as of October 31, 2016, by and among Intrepid Potash, Inc., certain of its subsidiaries, and Bank of Montreal

99.1	Press Release dated October 31, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: November 1, 2016	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Note Purchase Agreement, dated as of October 31, 2016, by and among Intrepid Potash, Inc. and each of the purchasers named therein

10.2	Credit Agreement, dated as of October 31, 2016, by and among Intrepid Potash, Inc., certain of its subsidiaries, and Bank of Montreal

99.1	Press Release dated October 31, 2016